PRUDENTIAL CORE INVESTMENT FUND
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                         March 21, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


        Re:	Prudential Core Investment Fund
                File No. 811-09999


Ladies and Gentlemen:

        Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the annual period ended January 31, 2003. The enclosed is being filed electronically via the EDGAR System.


                                                         Yours truly,


                                 /s/ Jonathan D. Shain
                                                            Jonathan D. Shain
Secretary

Enclosure




        This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of March 2003.


	Prudential Core Investment Fund



By: /s/ Jonathan D. Shain				Witness: /s/ Floyd L.
Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
        Secretary


T:\CLUSTER 2\N-SARS\CIF\2003\1-31-03 Annual letter.doc